Exhibit 4.2

Officers’ Certificate Pursuant to

Section 3.01 of the Indenture

Pursuant to Section 3.01 of the Indenture dated as of July 28, 2015 (the “Indenture”), between Harley-Davidson, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), the undersigned on behalf of the Company and in their respective capacities indicated, hereby certify that we have examined resolutions duly adopted at a meeting of the Board of Directors of the Company on May 22, 2015. Acting pursuant to such resolutions, the undersigned hereby establish two series of Debt Securities by means of this Officers’ Certificate, in accordance with the provisions of Section 3.01 of the Indenture:

1. The title of the two new series of Debt Securities shall be: 3.500% Senior Notes due 2025 (the “Notes due 2025”) and 4.625% Senior Notes due 2045 (the “Notes due 2045”, and collectively with the Notes due 2025, the “Notes”). The Bank of New York Mellon Trust Company, N.A. shall be the trustee with respect to the Notes.

2. The aggregate principal amount of Notes due 2025 that may be authenticated and delivered under the Indenture (except for Notes due 2025 authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes due 2025 pursuant to Article 3, the second paragraph of Section 4.03, or Section 11.04, of the Indenture) is initially $450,000,000; provided, however, that the Company shall have the right to reopen the Notes due 2025 and issue additional Debt Securities, which shall be part of the same series as the Notes due 2025 initially issued (except for the issue date and, in some cases, the public offering price and the first interest payment date); provided, further, however, that a separate CUSIP and ISIN will be issued for any additional notes unless the additional notes and the Notes due 2025 are fungible for U.S. federal income tax purposes.

3. The aggregate principal amount of Notes due 2045 that may be authenticated and delivered under the Indenture (except for Notes due 2045 authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes due 2045 pursuant to Article 3, the second paragraph of Section 4.03, or Section 11.04, of the Indenture) is initially $300,000,000; provided, however, that the Company shall have the right to reopen the Notes due 2045 and issue additional Debt Securities, which shall be part of the same series as the Notes due 2045 initially issued (except for the issue date and, in some cases, the public offering price and the first interest payment date); provided, further, however, that a separate CUSIP and ISIN will be issued for any additional notes unless the additional notes and the Notes due 2045 are fungible for U.S. federal income tax purposes.

4. Principal on the Notes due 2025 shall be payable on July 28, 2025; and principal on the Notes due 2045 shall be payable on July 28, 2045. If the maturity date or any earlier Change of Control Payment Date (defined below) or redemption for either series of Notes falls on a day that is not a Business Day (defined below), the related payment of principal and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

5. The Notes due 2025 shall bear interest at a rate of 3.500% per annum and the Notes due 2045 shall bear interest at a rate of 4.625% per annum, which interest on the Notes shall accrue from July 28, 2015 and shall be payable semiannually in arrears on January 28 and July 28, beginning January 28, 2016, to the persons in whose names the Notes, as applicable, are registered at the close of business on the preceding January 14 and July 14 (whether or not that date is a Business Day). Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date is not a Business Day, the payment of interest will be made on the next succeeding Business Day and no additional interest will accrue for the period from and after such date to the next succeeding Business Day.

6. The principal of and interest on each series of Notes shall initially be payable at the offices of The Bank of New York Mellon Trust Company, N.A. (the “Paying Agent”).

7. The Company may redeem the Notes due 2025, in whole or in part, at any time prior to April 28, 2025 (the date that is three months prior to the maturity date of the Notes due 2025) and the Notes due 2045, in whole or in part, at any time prior to January 28, 2045 (the date that is six months prior to the maturity date of the Notes due 2045), in each case, at the Company’s option, at a Redemption Price equal to the greater of:

(a) 100% of the principal amount of the Notes being redeemed on that Redemption Date, and

(b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed on that Redemption Date (not including any portion of such payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below), plus 20 basis points, in the case of the Notes due 2025, and 25 basis points, in the case of the Notes due 2045, plus, in either case, accrued and unpaid interest on the Notes of such series being redeemed to the Redemption Date.

In addition, at any time on or after April 28, 2025 (the date that is three months prior to the maturity date of the Notes due 2025), with respect to the Notes due 2025, and January 28, 2045 (the date that is six months prior to the maturity date of the Notes due 2045), with respect to the Notes due 2045, the Company may redeem some or all of the applicable series of Notes at its option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes of such series being redeemed to the Redemption Date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to a Redemption Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the Indenture.

As used herein:

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers (as defined below)) and their respective successors and (2) two primary U.S. Government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

The Company will give written notice of any redemption of any series of Notes to holders of that series of Notes to be redeemed at their addresses, as shown in the Debt Security Register for the affected Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the aggregate principal amount of the Notes of the applicable series to be redeemed, the Redemption Date and the Redemption Price.

If the Company chooses to redeem less than all of the Notes of a series, then the Company will notify the Trustee at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of the Notes of such series to be redeemed and the Redemption Date. The Trustee will select, in the manner it deems fair and appropriate and in accordance with applicable Depositary procedures, the Notes of that series to be redeemed in part.

If the Company has given notice as provided in the Indenture and made funds irrevocably available for the redemption of the Notes of a series called for redemption on the Redemption Date referred to in that notice, then those Notes will cease to bear interest on that Redemption Date and the only remaining right of the holders of those Notes will be to receive payment of the Redemption Price.

8. Upon the occurrence of a Change of Control Triggering Event (as defined below) with respect to a series of Notes, unless the Company has exercised its right to redeem the Notes of such series by giving irrevocable notice of redemption in accordance with the Indenture on or prior to the 30th day after the date on which such Change of Control Triggering Event occurs, each holder of the Notes of such series will have the right to require the Company to purchase all or a portion of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but not including the date of purchase (the “Change of Control Payment”), subject to the rights of holders of Notes on the relevant record date to receive interest due and owing on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, a notice to each holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (or, in the case of a notice mailed prior to the date of consummation of a Change of Control, no earlier than 30 days nor later than 60 days from the date of the Change of Control Triggering Event), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the occurrence of the Change of Control Triggering Event on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)	accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)	deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Company will not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment on the Change of Control Payment Date.

The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will be required to comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

As used in this Section 8:

“Change of Control” means the occurrence of any of the following after the date of issuance of the Notes:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company assets and the assets of the Company’s Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of the Company’s Subsidiaries, other than any such transaction or series of related transactions where holders of the Company’s Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee Person representing a majority of the voting power of the transferee Person’s Voting Stock immediately after giving effect thereto;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of the Company’s Subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Company’s Voting Stock representing a majority of the voting power of the Company’s outstanding Voting Stock;

(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(4) the adoption by the Company’s shareholders of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means, with respect to the applicable series of Notes, the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for such Notes at the commencement of any Trigger Period, the rating from such Rating Agency will be deemed to have been lowered, and the rating from such Rating Agency with respect to the Notes will be deemed to be below Investment Grade, during that Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Fitch” means Fitch Ratings Inc. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agencies.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agencies” means (i) each of Moody’s, S&P and Fitch; and (ii) if any one or more of Moody’s, S&P or Fitch (or any replacement thereof appointed pursuant to this definition) ceases to rate the applicable Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act that the Company selects as a replacement for each such agency; provided, that the Company shall give notice of any such replacement to the Trustee.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definitions of Article One of the Indenture will apply to the Notes, except to the extent the definitions set forth below differ from such Indenture definitions.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

9. The Notes shall not be entitled to any sinking fund.

10. The Notes shall be issuable in United States dollars.

11. Section 13.02 of the Indenture shall apply to the Notes.

12. Payments of principal of and interest on the Notes shall be payable in United States dollars.

13. The Notes shall be issued in the form of fully registered Global Debt Securities in the forms attached hereto as Annex A and Annex B which will be deposited with the Trustee as custodian for the Depository Trust Company (the “Depositary”) and registered in the name of “Cede & Co.,” as the nominee of the Depositary. Principal of and interest payments on the Notes of each series will be made to the Depositary or its nominee. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time the Depositary for the Notes shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Notes. If a successor Depositary for the Notes is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will issue Notes in definitive form in exchange for the Global Debt Security representing Notes in an aggregate principal amount equal to the principal amount of the Notes represented by such Global Debt Security in exchange for the Notes represented by such Global Debt Security.

14. The Notes are issuable in registered form without coupons in denominations of U.S.$2,000 and any integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes that are of other authorized denominations.

Furthermore, we hereby approve the forms of and authorize the execution and delivery of the Notes.

Capitalized terms used herein which are defined in the Indenture are used herein as so defined.

[Signature Page to Follow]

Dated: July 28, 2015

HARLEY-DAVIDSON, INC.

By:	/s/ John A. Olin
Name:	John A. Olin
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Paul J. Jones
Name:	Paul J. Jones
Title:	Vice President, General Counsel and Secretary

Signature page to Officers’ Certificate Pursuant to Section 3.01 of the Indenture

Annex A

FORM OF NOTE

Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation (the “Depositary”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof Cede & Co., has an interest herein.

REGISTERED	REGISTERED

HARLEY-DAVIDSON, INC.

3.500% SENIOR NOTES DUE 2025

CUSIP: 412822AD0

ISIN: US412822AD08

No. R-1	US$450,000,000

HARLEY-DAVIDSON, INC., a corporation duly organized and existing under the laws of the State of Wisconsin (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assignees, Four Hundred Fifty Million and 00/100 Dollars ($450,000,000) on July 28, 2025, and to pay interest thereon from July 28, 2015, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on January 28 and July 28 of each year, commencing January 28, 2016, at the rate of 3.500% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 3.500% Senior Note Due 2025 (this “Note,” and all of the Notes collectively referred to herein as the “Notes”) (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 14 or July 14 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Interest Payment Date occurring at maturity will be paid to the person to whom principal shall be payable. Any such interest not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of his having been such Holder, and may either be paid to the Person in whose name this Note (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days and not less than 10 days prior to such Special Record

Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

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Payments of interest will be made by wire transfer of immediately available funds. Principal and any premium and interest payable at the Stated Maturity will be paid in immediately available funds upon surrender of such Note at the office of a Paying Agent in The City of New York, New York or at such other office or agency as the Company may designate.

Unless the certificate of authentication herein has been duly executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of securities of the Company (the “Debt Securities”), issued or to be issued in one or more series under an indenture, dated as of July 28, 2015 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” which term includes any successor Trustee under the Base Indenture) to which Base Indenture, together with all indentures supplemental to the Base Indenture and the Officers’ Certificates under Section 3.01 of the Base Indenture setting forth the form and terms of the Notes (the Base Indenture as so supplemented, the “Indenture”), reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof limited in aggregate principal amount to $450,000,000, except that the Company may, without the consent of the Holders, “reopen” the Notes of such series and issue more notes that have the same terms as the Notes of such series (except for the issue date and, in some cases, the public offering price and the first interest payment date). These additional Debt Securities, together with such series of Notes, would constitute a single series of Debt Securities under the Indenture; provided, however, that a separate CUSIP and ISIN will be issued for any additional notes unless the additional notes and the Notes of such series are fungible for U.S. federal income tax purposes.

All or a portion of the Notes may be redeemed by the Company at any time prior to April 28, 2025 (the date that is three months prior to the maturity date of the Notes). The Redemption Price for the Notes to be redeemed on any Redemption Date prior to April 28, 2025 will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, plus in either of case (i) or (ii) above, accrued and unpaid interest on the Notes being redeemed to the Redemption Date.

In addition, at any time on or after April 28, 2025 (the date that is three months prior to the maturity date of the Notes), the Company may redeem some or all of the Notes at its option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes of such series being redeemed to the Redemption Date.

The Company will give written notice of any redemption of any series of Notes to Holders of that series of Notes to be redeemed at their addresses, as shown in the Debt Security Register for the affected Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the aggregate principal amount of the Notes of the applicable series to be redeemed, the Redemption Date and the Redemption Price.

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If the Company chooses to redeem less than all of the Notes of a series, then the Company will notify the Trustee at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of the Notes of such series to be redeemed and the Redemption Date. The Trustee will select, in the manner it deems fair and appropriate and in accordance with applicable Depositary procedures, the Notes of that series to be redeemed in part.

If the Company has given notice as provided in the Indenture and made funds irrevocably available for the redemption of the Notes of a series called for redemption on the Redemption Date referred to in that notice, then those Notes will cease to bear interest on that Redemption Date and the only remaining right of the Holders of those Notes will be to receive payment of the Redemption Price.

Notwithstanding any provision hereof to the contrary, notice of any redemption to the Holders of the Notes may, in the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

For the purposes of determining the Redemption Price, “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of Debt Securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers (as defined below)) and their respective successors and (2) two

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primary U.S. Government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding the Redemption Date.

The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision.

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes, each Holder of Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but not including the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due and owing on the relevant Interest Payment Date. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

With the consent of the Holders of greater than 50% in aggregate principal amount of the Outstanding Notes, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplement thereto or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holders of all of the Outstanding Debt Securities of each series affected, (a) extend the fixed maturity of the Notes, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided herein, or (b) reduce the percentage of Notes the Holders of which are required to consent (i) to any such supplemental indenture, (ii) to rescind and annul a declaration that the Notes are due and payable as a result of the occurrence of an Event of Default, (iii) to waive any past default under the Indenture and its consequences and (iv) to waive compliance with certain other provisions contained in the Indenture.

The definitions of Article One of the Indenture will apply to the Notes, except to the extent the definitions set forth below differ from such Indenture definitions.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

The Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture without the consent of the Holders for limited purposes specified in the Indenture.

5

The Holders of greater than 50% in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on the Notes.

Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

The Notes are issuable only in registered form without coupons in denominations of U.S.$2,000 and any integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes that are of other authorized denominations.

Notes to be exchanged shall be surrendered at any office or agency maintained by the Company for such purpose, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Notes which the Holder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any Note at any such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note for an equal aggregate amount. Registration or registration of transfer of any Note by the Debt Security Registrar (initially The Bank of New York Mellon Trust Company, N.A.) in the registry books maintained by such Debt Security Registrar in The City of New York, New York, and delivery of such Note, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Note.

No service charge shall be made for any exchange or registration of transfer, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Note is registered as the owner for all purposes whether or not such Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Certain of the Company’s obligations under the Indenture with respect to the Notes may be terminated if the Company irrevocably deposits with the Trustee money or eligible instruments sufficient to pay and discharge the entire indebtedness on all of the Notes, as described in the Indenture.

This Note is in the form of a Global Debt Security as provided in the Indenture. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary for the Notes shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Note. If a successor Depositary for this Note is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will issue Notes in definitive form in exchange for the Global Debt Security representing Notes in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note.

6

No recourse under or upon any obligation, covenant or agreement of the Indenture, any supplemental indenture, or of any Note, or for any claim based hereon, or otherwise in respect thereof shall be had against any incorporator, organizer, stockholder, member, owner, officer, director, manager or employee, as such, past, present or future, of the Company or any Subsidiary or of any predecessor or successor Person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liabilities being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

7

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: July , 2015	HARLEY-DAVIDSON, INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.

Dated: July    , 2015

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
(Cust) (Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Annex B

FORM OF NOTE

Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation (the “Depositary”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof Cede & Co., has an interest herein.

REGISTERED	REGISTERED

HARLEY-DAVIDSON, INC.

4.625% SENIOR NOTES DUE 2045

CUSIP: 412822AE8

ISIN: US412822AE80

No. R-1	US$300,000,000

HARLEY-DAVIDSON, INC., a corporation duly organized and existing under the laws of the State of Wisconsin (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assignees, Three Hundred Million and 00/100 Dollars ($300,000,000) on July 28, 2045, and to pay interest thereon from July 28, 2015, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on January 28 and July 28 of each year, commencing January 28, 2016, at the rate of 4.625% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 4.625% Senior Note Due 2045 (this “Note,” and all of the Notes collectively referred to herein as the “Notes”) (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 14 or July 14 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Interest Payment Date occurring at maturity will be paid to the person to whom principal shall be payable. Any such interest not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of his having been such Holder, and may either be paid to the Person in whose name this Note (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of interest will be made by wire transfer of immediately available funds. Principal and any premium and interest payable at the Stated Maturity will be paid in immediately available funds upon surrender of such Note at the office of a Paying Agent in The City of New York, New York or at such other office or agency as the Company may designate.

Unless the certificate of authentication herein has been duly executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of securities of the Company (the “Debt Securities”), issued or to be issued in one or more series under an indenture, dated as of July 28, 2015 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” which term includes any successor Trustee under the Base Indenture) to which Base Indenture, together with all indentures supplemental to the Base Indenture and the Officers’ Certificates under Section 3.01 of the Base Indenture setting forth the form and terms of the Notes (the Base Indenture as so supplemented, the “Indenture”), reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof limited in aggregate principal amount to $300,000,000, except that the Company may, without the consent of the Holders, “reopen” the Notes of such series and issue more notes that have the same terms as the Notes of such series (except for the issue date and, in some cases, the public offering price and the first interest payment date). These additional Debt Securities, together with such series of Notes, would constitute a single series of Debt Securities under the Indenture; provided, however, that a separate CUSIP and ISIN will be issued for any additional notes unless the additional notes and the Notes of such series are fungible for U.S. federal income tax purposes.

All or a portion of the Notes may be redeemed by the Company at any time prior to January 28, 2045 (the date that is six months prior to the maturity date of the Notes). The Redemption Price for the Notes to be redeemed on any Redemption Date prior to January 28, 2045 will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, plus in either of case (i) or (ii) above, accrued and unpaid interest on the Notes being redeemed to the Redemption Date.

In addition, at any time on or after January 28, 2045 (the date that is six months prior to the maturity date of the Notes), the Company may redeem some or all of the Notes at its option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes of such series being redeemed to the Redemption Date.

The Company will give written notice of any redemption of any series of Notes to Holders of that series of Notes to be redeemed at their addresses, as shown in the Debt Security Register for the affected Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the aggregate principal amount of the Notes of the applicable series to be redeemed, the Redemption Date and the Redemption Price.

2

If the Company chooses to redeem less than all of the Notes of a series, then the Company will notify the Trustee at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of the Notes of such series to be redeemed and the Redemption Date. The Trustee will select, in the manner it deems fair and appropriate and in accordance with applicable Depositary procedures, the Notes of that series to be redeemed in part.

If the Company has given notice as provided in the Indenture and made funds irrevocably available for the redemption of the Notes of a series called for redemption on the Redemption Date referred to in that notice, then those Notes will cease to bear interest on that Redemption Date and the only remaining right of the Holders of those Notes will be to receive payment of the Redemption Price.

Notwithstanding any provision hereof to the contrary, notice of any redemption to the Holders of the Notes may, in the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

For the purposes of determining the Redemption Price, “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of Debt Securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers (as defined below)) and their respective successors and (2) two

3

primary U.S. Government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding the Redemption Date.

The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision.

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes, each Holder of Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but not including the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due and owing on the relevant Interest Payment Date. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

With the consent of the Holders of greater than 50% in aggregate principal amount of the Outstanding Notes, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplement thereto or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holders of all of the Outstanding Debt Securities of each series affected, (a) extend the fixed maturity of the Notes, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided herein, or (b) reduce the percentage of Notes the Holders of which are required to consent (i) to any such supplemental indenture, (ii) to rescind and annul a declaration that the Notes are due and payable as a result of the occurrence of an Event of Default, (iii) to waive any past default under the Indenture and its consequences and (iv) to waive compliance with certain other provisions contained in the Indenture.

The definitions of Article One of the Indenture will apply to the Notes, except to the extent the definitions set forth below differ from such Indenture definitions.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

The Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture without the consent of the Holders for limited purposes specified in the Indenture.

4

The Holders of greater than 50% in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on the Notes.

Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

The Notes are issuable only in registered form without coupons in denominations of U.S.$2,000 and any integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes that are of other authorized denominations.

Notes to be exchanged shall be surrendered at any office or agency maintained by the Company for such purpose, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Notes which the Holder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any Note at any such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note for an equal aggregate amount. Registration or registration of transfer of any Note by the Debt Security Registrar (initially The Bank of New York Mellon Trust Company, N.A.) in the registry books maintained by such Debt Security Registrar in The City of New York, New York, and delivery of such Note, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Note.

No service charge shall be made for any exchange or registration of transfer, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Note is registered as the owner for all purposes whether or not such Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Certain of the Company’s obligations under the Indenture with respect to the Notes may be terminated if the Company irrevocably deposits with the Trustee money or eligible instruments sufficient to pay and discharge the entire indebtedness on all of the Notes, as described in the Indenture.

This Note is in the form of a Global Debt Security as provided in the Indenture. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary for the Notes shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Note. If a successor Depositary for this Note is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will issue Notes in definitive form in exchange for the Global Debt Security representing Notes in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note.

5

No recourse under or upon any obligation, covenant or agreement of the Indenture, any supplemental indenture, or of any Note, or for any claim based hereon, or otherwise in respect thereof shall be had against any incorporator, organizer, stockholder, member, owner, officer, director, manager or employee, as such, past, present or future, of the Company or any Subsidiary or of any predecessor or successor Person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liabilities being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

6

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: July , 2015	HARLEY-DAVIDSON, INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.

Dated: July    , 2015

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
(Cust) (Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.